UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2026

HUT 8 CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-41864	92-2056803
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Brickell Avenue, Suite 1500, Miami, Florida	33131
(Address of Principal Executive Offices)	(Zip Code)

(305) 224-6427

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HUT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Senior Secured Notes Offering

General

On April 27, 2026, Hut 8 DC LLC (“Issuer”), an indirect wholly-owned subsidiary of Hut 8 Corp. (the “Company” or “Hut 8”), completed its previously announced private offering (the “Offering”) of 6.192% Senior Secured Notes due 2042 (the “Notes”). The Notes were sold under a purchase agreement, dated as of April 27, 2026, entered into by and among the Issuer and J.P. Morgan Securities LLC as the representative (the “Representative”) of the several initial purchasers named in Schedule 1 thereto (the “Initial Purchasers”), for resale to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The aggregate principal amount of Notes sold in the Offering was $3,250 million.

The Notes were issued at a price equal to 100% of their principal amount. The Issuer intends to use the proceeds from the Offering to (i) finance a portion of the development and construction of a turnkey data center with 245 megawatts of critical IT capacity and the related substation at the Company's River Bend campus located in St. Francisville, Louisiana (collectively, the “Data Center Project”), (ii) reimburse the Company for a portion of its prior equity contributions to the Issuer that were used to fund capital expenditures relating to the Data Center Project, (iii) fund debt service reserves and (iv) pay fees and expenses in connection with the Offering.

Maturity and Interest Payments

On April 30, 2026, the Issuer and Hut 8 DC Member LLC, the direct parent of the Issuer (“HoldCo”), entered into an indenture (the “Indenture”) with respect to the Notes with Wilmington Trust, National Association, as trustee (the “Trustee”), and collateral agent (the “Collateral Agent”). The Notes are senior secured obligations of the Issuer and bear interest at a rate of 6.192% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2026. The Notes will mature on November 15, 2042, unless earlier redeemed or repurchased in accordance with their terms.

Amortization of Principal

The principal amount of the Notes will amortize on a semi-annual basis on May 15 and November 15 of each year, beginning on May 15, 2028, in the amounts set forth in the Indenture. Required amortization shall be subject to adjustment in case of, among other reasons, partial redemption or repurchase or, in certain circumstances, the issuance of additional notes.

Redemption

On or prior to May 15, 2042 (the “Par Call Date”), the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at the “make-whole” redemption price described in the Indenture, plus accrued and unpaid interest thereon to, but excluding, the redemption date.  On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. Upon the occurrence of a Data Center Lease Termination Event (as defined in the Indenture), the Issuer may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest. Upon or after the Initial Commencement Date (as defined in the Indenture), in the event that the Issuer’s Debt Service Coverage Ratio (as defined in the Indenture) is less than 1.1:1.0, the Issuer may redeem a portion of the Notes, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, in an aggregate principal amount such that, after giving effect to such redemption, the Issuer’s Debt Service Coverage Ratio is equal to approximately 1.1:1.0.

Certain Covenants

The Indenture limits the ability of the Issuer to, among other things: (i) incur or guarantee certain additional indebtedness; (ii) pay dividends or distributions on, or redeem or repurchase, capital stock and make other restricted payments; (iii) make certain investments; (iv) create or incur liens; (v) consummate certain asset sales; (vi) enter into sale and lease back transactions; (vii) hold assets or conduct operations unrelated to the operation of the Data Center Project; (viii) engage in certain transactions with its affiliates; (ix) merge, consolidate or transfer or sell all or substantially all of its assets; (x) modify the lease or guarantee related to the Data Center Project or the Issuer’s organizational documents; and (xi) (1) become a general partner in any general or limited partnership or joint venture, (2) acquire any subsidiary or (3) organize any subsidiary. The Indenture also limits the ability of HoldCo to engage in certain transactions. These covenants are subject to a number of important qualifications and exceptions as set forth in the Indenture.

Upon the occurrence of specified change of control events, the Issuer must offer to repurchase the notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the purchase date. In addition, upon the occurrence of certain asset sales, a Data Center Lease Termination Default (as defined in the Indenture) and certain reductions in the guaranteed maximum price with respect to the Data Center Project (as further described in the Indenture), the Issuer must offer to repurchase the notes at 100% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the purchase date.

The Indenture also provides for customary events of default.

The foregoing description of the Indenture and the notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture (and the form of note included therein), a copy of which is filed with this Current Report on Form 8-K as Exhibit 4.1 and 4.2 hereto and is hereby incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Forward Looking Statements

Statements in this Current Report on Form 8-K about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the Data Center Project, the anticipated use of any proceeds from the Offering, and the terms of the Notes. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including uncertainties related to market conditions and the completion of the Offering on the anticipated terms or at all, and the other factors described from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”). In particular, see the Company’s recent and upcoming annual and quarterly reports and other continuous disclosure documents, which are available under the Company’s EDGAR profile at www.sec.gov and SEDAR+ profile at www.sedarplus.ca. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of April 30, 2026, among Hut 8 DC LLC, Hut 8 DC Member LLC and Wilmington Trust, National Association, as trustee and collateral agent, relating to the 6.192% Senior Secured Notes due 2042.
4.2	Form of Note representing the 6.192% Senior Secured Notes due 2042 (included as Exhibit A to Exhibit 4.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hut 8 Corp.
Dated: April 30, 2026	By:	/s/ Victor Semah
	Name:	Victor Semah
	Title:	Chief Legal Officer